

INVEST IN ROCKETBOOK

World's first smart reusable notebook.
Write. Microwave. Reuse.

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$0
raised of a $0 goal

Priced Round
$3.63 per share of Common Stock

$500 min
INVEST
Sent to escrow via Wefunder Portal LLC

WHAT WE DO

We created the world's first smart, reusable paper notebook: the Rocketbook Wave with $1.7mm in sales so far. Download the Rocketbook app, and as fast as you can flip through your notebook, your notes are scanned and organized in the cloud services you already use. And after your notes are safe in the cloud, you can reuse your book using your microwave oven. Seriously.

OUR AMBITION

People will always love capturing notes, ideas and sketches with pen and paper. It's a more intimate experience and studies show we retain more information using notebooks than laptops. We're building a premium brand in the $81 billion stationary market with a line of Rocketbook products that are innovative, efficient and buzzworthy.

- Over $1.7mm in pre-orders, delivered.
- 60,000 customers and counting
- 70% margin from direct sales
- 10% of sales comes from returning customers
- 50% of customers purchase multiple Rocketbooks at a time

website: getrocketbook.com

MOBILE PRODUCTIVITY CONSUMER CLOUD

WHY I LIKE ROCKETBOOK

Numerous attempts to market fancy tech heavy devices have demonstrated that taking handwritten notes with pen and paper is a core human experience that's not easily disrupted. The Rocketbook is a different kind of innovation. It's simple. It builds on the existing experience without demanding that users change their behavior upfront. And so it feels magical. Joe and Jake have touched on something very powerful as evidenced by their pre sales traction. They are also a team that will relentlessly deliver and persevere, as evidenced by the fact that they shipped everything they sold.



Semyon Dukach

SEMYON DUKACH IS MANAGING DIRECTOR OF TECHSTARS IN BOSTON

THE BUZZ ABOUT ROCKETBOOK

I no longer have to hand out and collect assignments when we use the Rocketbook Wave and our school saves printing and paper expenses because the notebooks are reusable

Maggie Robbins

Math Teacher

Got my Rocketbook last week - love it!! Will be using it all the time for both work and personal things. So cool!

Jen Cohen

Indiegogo backer

This is one of the best Indiegogo campaigns I've been involved with. I agree with others that the wait to get the product was long. However, the Rocketbook crew were always upfront about the delays, their causes and resolution processes. I received my order in Australia last week, the correct size and number of books with working pens. The scanning and sending of pages via the iOS App has so far worked flawlessly.

Stephen Wake

Indiegogo backer

Daily Mail

Paper notebook allows scribbles to be uploaded to the cloud

May 11, 2016

People write in the book using a pen and transfer scribblings to the cloud This will be possible thanks to a free app using image recognition Each page of the book seven icons to allow musing to be organised online Writing with a FriXion pen in the

StreetInsider.co
if you're not inside...you're out

Math Teacher Uses Rocketbook Wave to Bring a New Magic to Learning with the Traditional Pen and Paper.

May 11, 2016

At Westside Middle School Academy, math teacher Maggie Robbins' 6th grade students have grown up around computers, iPads and smartphones, but for math and science work, nothing beats traditional pen and paper. So when Ms. Robbins

TEP
technologypep.com

Rocketbook Wave - Your Microwavable Notebook

May 11, 2016

Once you get to hear about the Rocketbook Wave, your first reaction might be, "Wait, what?" It is a microwavable, cloud-ready notebook. It is an ingenious feature wherein you no longer have to scour supply shops for paper should you run out of sheets to

cnet

Paper notebook uploads to cloud, erases in microwave

May 11, 2016

Although thumb-typing on smartphones and stylus-scribbling on tablets have their place, sometimes nothing quite beats the satisfaction of writing in an actual paper notebook. The Rocketbook, currently scorching its way through an Indiegogo

LIVE SMART
FOR A CONNECTED LIFE

Rocketbook Wave Microwaveable notebook beams your notes to the cloud - Live Smart

April 7, 2016

Update: we had our doubts about this one, but yes, it's reached its funding goal and is now available on Indiegogo for pre-ordering, with an estimated release date of August 2016. Kickstarter can be a bit of a breeding ground for harebrained ideas

GEAR HUNGRY

Rocketbook Wave Notebook - GearHungry
February 10, 2016

Pen and paper aren't at risk of being completely replaced by tablets and computers just yet, but they could still stand to be a little smarter. Rocketbook Wave plays nice with your obsessionally-organized digital world: using specially bordered pages plus

Geeky Gadgets

Unique Cloud Connected Rocketbook Wave Notebook Is Easily Cleaned Using Your Microwave (video) - Geeky Gadgets
February 4, 2016

Rocketbook launched a very unique cloud connected sketchpad and notebook called the Wave, which allows you to take notes or make sketches using a pen and the special paper within the notebook. Once the notebook is full you simply pop it in your

prweb

Rocketbook Wave Launches on Kickstarter - Blasts Handwritten Notes from Paper to the Cloud, and Like Magic, the Notebook Erases in the Microwave
February 4, 2016

People still write with paper and pen everyday, but they want the benefits of the cloud. We've found a way to keep the traditional pen and paper notebook, but make

DIGITAL TRENDS

This reusable paper notebook can be erased with 30 seconds in a microwave
January 9, 2016

Do you burn through notebooks and find yourself constantly having to buy new ones? Check out Rocketbook; it might just be the answer to your problems. Freshly launched on Indiegogo this week, the notebook is designed to be completely reusable

FAST COMPANY

To Reuse This Notebook, Just Pop It In The Microwave
March 13, 2015

Whether you're concerned about your paper waste, you don't want coworkers snooping through your brilliant, top-secret sketches, or you simply don't have room at home to store stacks of scribbled notes, there are plenty of good reasons to want to

FORTUNE

This could be the biggest office innovation since the fax
March 11, 2015

A new piece of office technology could make it much easier for handwritten notes to be uploaded to the cloud and distributed widely - provided your office also has a microwave. Rocketbook is a new digital notebook made by Rocket Innovations.

GIZMODO

Just Toss This Digitized Notebook In the Microwave to Erase Every Page
March 11, 2015

When a paper notebook also doubles as the archive for all of your hand-written notes, it makes sense to buy a new one once it's full. But when that paper notebook can be easily digitized and backed up to the cloud using a smartphone, there's no reason not

The Boston Globe

MIT alum raises $180,000 for microwavable notebook - The Boston Globe
March 10, 2015

We've all had those moments: you put the cereal in the fridge and the milk in the cupboard. Maybe it's been a long day, and you give dog food to the cat, or you put your notebook in the microwave and sit down to read your leftovers.

DESIGN INDABA

A high-tech, microwavable notebook | Design Indaba
November 19, 2013

Whether you're a designer, creative, or layperson, note-taking is the basic and essential step ahead of any project. So it's by time that this common practice received a tech upgrade. Current solutions include memo apps and notepads loaded

NOTEBOOKS FROM THE FUTURE

The Rocketbook Wave is the world's first reusable, intelligent notebook. At its core, it's a paper and pen notebook—there are no electronics in the physical product at all. But its companion app scans your notes into a cloud database and organizes them within services you already love, likeEvernote or Google Drive.


Roads? Where
we're going we don't need roads

Blast your notes to the cloud

The Rocketbook Wave provides the freedom of a traditional pen and paper notebook, while instantly blasting your notes into the cloud using your smartphone.



Erase and Reuse

When you use Pilot FriXion pens with the Wave notebook, you can erase your notes using your microwave oven and reuse your notebook. Seriously.

That's not Magic. That's Rocketbook

We partnered with Pilot Pen to use their FriXion line of pens which contain special heat sensitive ink. FriXion ink turns clear at 140 degrees Fahrenheit and the Rocketbook Wave is specially designed to be microwave safe. Every notebook comes with one FriXion pens, and you can repurchase them in stores and online.


30 sec


Available on the
App Store
ANDROID APP ON
Google play


FriXion ink
turns clear
at
140° F
or
60° C

People Love Our Notebook

We launched our Indiegogo campaign in March of 2015 and in that campaign alone, sold over 30,000 Rocketbook notebooks—we'd completely sold out of notebooks. Since that campaign our customers have been asking, “What other technology aspects are you going to do next?" So we launched another crowdfunding campaign that funded the new batch of Rocketbook Waves with integrations with iCloud, Box, and Slack. This is where we’re hoping to expand as we move forward.

60,000 total notebooks sold	**40,000** notebooks already delivered	**2,500** Customers have repurchased
70% Margins on direct to consumer	**$1 million** Total sales in 2015	**50%** of customers purchase multiple

ROCKETBOOK WAVE

Cloud Connected

Image Processing

In an instant, the Rocketbook app crops and enhances each page so your digital notes are more crisp and vibrant than the real thing.

Cloud synchronization

Symbols at the bottom of each page allow you to send your notes to specific locations in the cloud services you already use.



Before
After

Actual raw and processed images

The Best of Both Worlds







Help Us Write the Next Chapter

On March 4th, 2015, we began an amazing journey, launching the Rocketbook Wave on rewards-based crowdfunding. Over 22,000 backers joined us to bring our first product to life, and we've shipped over 40,000 Rocketbook Waves.

As of May 16th, 2016, for the first time in history, the law changes. No longer is angel investing limited to the elite and wealthy. Now everyone can join our mission through equity crowdfunding.

It is time for the next stage of the Rocketbook mission, to scale our success and build a meaningful brand that creates educational and office products that help people be more productive, more creative, and just plain awesome.

To anyone who believes in our vision, our mission, and our potential, I hope you'll join us.

Sincerely,
Joe Lemay
CoFounder & CEO

MEET THE FOUNDERS



Joe Lemay

CEO

A Cornell and MIT graduate, Joe manages the IndieGo and Kickstarter campaigns for Rocketbook that have been backed by over 37,000 people and have raised over 1,700,000 USD so far.



Jake Epstein

CoFounder

Experienced engineer, entrepreneur and product manager who has led product teams in the social, mobile, video and networking markets.

AND THE REST OF THE TEAM



Josh Epstein

Advisor



Joao Fontinhas Tavares

Lead iOS Developer



Rui Varela

Lead Android Software Developer



Rafael Bastos

Computer Vision & Image Processing Lead Researcher

Q&A

– COLLAPSE ALL

What are you building?

We're building the notebook of the future. It's a combination of digital and physical innovations that makes the notebook awesome and sets us apart from anything on the market.

The Rocketbook Wave was the first product we launched. It is the world's first reusable, intelligent notebook. At its core, it's a paper and pen notebook, so there's no electronics in the physical product at all. But, it also has a companion app that not only scans in your notes in really crisply, but also organizes those notes within the services you already use, such as Dropbox, Evernote, or Google Docs.

Moreover, it's reusable; once it's full, you just pop it in the microwave for a few minutes and everything in it is erased. We partnered with Pilot to develop a special pen for the notebook with heat-sensitive ink. It all turns clear at 140 degrees Fahrenheit. Every notebook comes with one of these pens, and you can repurchase them anywhere: Amazon, Wal-Mart, etc.

What problem are you solving?

We believe that the everyday notebook isn't broken, it's just been neglected. We have 40,000 customers so far, and they all tell us that they still love traditional notebooks. When an idea strikes, they don't want technology to get in the way; they don't want to deal with things like uncharged batteries, or broken hardware, or need to boot anything up.

They still want the tradition of pen and paper, but, more and more, they live a digital lifestyle, and they want their pen and paper to be updated to match that. Partially filled notebooks can get lost and disorganized, and what they really want is to, ultimately, keep all of that information filed in the digital world of the cloud. There's a gap of disorganization, clutter, and anxiety right now between the convenience of pen and paper and the organization of the digital world, and we've closed that chasm for them.
Moreover, we're building a brand that points to the future and toward innovation and really provides them with a notebook they're proud to carry around because it symbolizes innovation and the future.

How did you come up with the idea?

I, myself, struggled with this problem for almost 20 years, ever since I was a student. The problem continued into my life as a software engineer and as a sales executive in the software industry, where my life became more and more organized in the cloud but I could never really give up the form and naturalness of pen and paper. For me, it was just the right way to get ideas out of your head in the purest way.

That led me to this idea of building an application to make a notebook feel digitally connected, but without any hardware involved in the physical product itself. That's what started this process of building this app and this notebook. Every day since then, we've just been thinking about pushing it further: how can we make this even cooler and more innovative? That's what people want to see, not just a notebook industry that's been neglected for years by technology.

What do you think about the competition?

I think that our competitors include everything from tablets and styluses, to digital pens like Livescribe. But our approach is different, based on the philosophy that people love notebooks precisely because there is no hardware. We're appealing to people who don't want to spend a few hundred dollars, or don't want another battery to charge or device to reboot.

On the notebook side of things, we'll be competing with premium notebooks like Moleskine. They've built a premium notebook brand that's charming and hearkens to a history of being used by people like Hemingway. Our brand is a counterpoint; Rocketbook is a futuristic brand that revolves around innovation and pushing the limits. We're pointed in a totally different direction, so instead of seeing them as any kind of competition, you can use them as evidence of the growth in the market for premier notebooks. Moleskine had a banner year last year, and so did we. It was our first year, and we're already hugely successful.

Why won't people eventually just use their phones or tablets for note taking and sketching? ^

If you're doing your work on, say, an iPhone or a tablet computer, those devices can be a hive of distraction and interruptions. Alternatively, when you're totally unplugged and not having those devices dinging constantly, you're able to have a quiet space and just get your ideas out of your head and into the world.

And studies have shown how much more information is retained when you write with a pen and paper. Students have been shown to learn twice as much if they take notes by hand, rather than typing on a laptop. There's just a proven, fundamental different between those two experiences.

Moreover, think about when you're in a meeting with someone important. To be sitting there with a laptop or device is, frankly, cumbersome and a bit rude. But, to open up a notebook in front of them and take notes is a signal to them that you're taking this conversation seriously. It creates a level connection and intimacy and purpose around that meeting that brings in an appropriate level of purpose.

There's just a totally a different type of creative process that comes from actually using a pen and paper for things, and we're coupling that with the reason we often use digital solutions: you can still sort things, and they'll be easily accessible and won't get lost. We're helping people continue to use this medium which they've always used and loved, but solving the issues of accessibility and storage that have always come along with that.

How big is the market? ^

The overall stationery market is $80 billion dollars worldwide.

That premium notebook and journal segment is growing much faster than the overall office products market. It's also a place where we can command a healthy margin and provide a lot of value to our customers.

What sets us apart fundamentally from any other player in that market is our companion app to the notebook. We own the physical and digital part of the experience. There's really no other major notebook manufacturer that has that that type of relationship with customers, and it's already driving thousands of reorders for us.

How will you leverage your app that allows you to message your customers? ^

We have a very sizable list of app subscribers at this point, and we're using that, and will continue to use that, to drive continued orders and build relationships with our customers. Everyone's notes are private and secure, but we can tell how much they use their Rocketbook Wave, and, based on that, prompt them to repurchase, and even incentivize repurchase with special deals, when it make sense for them.

Moreover, we have a pipeline of physical product that we'll be launching onto the market, so having that direct connection with that customer is going to really help us come off the blocks quickly with future product launches

How many of your customers have purchased more than 1 book from you? ^

Roughly 10% of our current sales are coming from customers who have already purchased a Rocketbook before. You also see that about 50% of our customers purchase multiple Rocketbooks at a time, so they can have one for themselves and give one to a friend or family member.

Why do people buy multiple Rocketbooks for themselves? ^

You don't see people using up their Rocketbook yet; instead, they like to use multiple at once. We see a lot of people wanting multiples so they don't have to carry their notebook around everywhere. They'll have one at their desk, one in their briefcase, maybe one at home, and that's all possible and convenient because of our digital uploading capabilities. They can zap in their notes and save them in the right places, no matter which notebook they were written in, so they don't have to carry that one book around all the time. For them, they're virtually all the same book. We also have different styles available, so there are people who want one of each.

How many times can you reuse a RocketBook? ^

We're still so new to the market that we haven't yet encountered someone who's totally used up their Rocketbook. I've gotten a good 10 uses out of mine, but we're advising people that they should be able to get at least 5 uses out of their book.

The limiting factor here is in the disappearing mechanism of the ink. The ink still stays there after you microwave it, but it's turned clear. You can write perfectly over it and your writing will always scan in perfectly, but it is a new concept that takes a little getting used to. So far, though, we've found that most people have no problems once they realize they can write right over it.

How many pages does the RocketBook have?

The current Rocketbook Wave has 80 pages.

How do you compare with other premium notebooks on price?

We're on par with the prices of their Suggested Retail Price. If we're slightly higher priced than some, it won't be substantial. And, long-term, the Rocketbook Wave comes out way on top for value, with digitization and reusability. Instead of buying 5 or 10 different books, you're able to just buy 1 Rocketbook, and then scan the pages and have all that information still stored online.

Ultimately, if someone's spending $25-$30 on a notebook, they want it to not just be functional, but to represent them and what they stand for. We're a brand with a futuristic view focused on innovation and pushing boundaries, and so people are buying into that brand as well as the functionality and getting added value there.

What products will you build next?

The backbone of all our products is the Rocketbook app, which we're going to continue to invest in as we move forward. We want to to really be the on-ramp between your real-world, handwritten notes and your digital world. And then, around that app, we're going to have an expanded range of products for students and professionals.

We're constantly working on new products in labs and testing with potential customers.

How successful were your perk crowdfunding campaigns?

Our crowdfunding story is, well, kind of unique. We launched our indiegogo campaign back in March of 2015. We launched it when we had prototypes, and had a reasonable confidence that we could have them in production and shipped out by July 2015. It turned out to be a harder process than expected to create a notebook that works in all kinds of microwaves, and so the 250 hours we budgeted to Research and Development turned into over 2,000. It was a huge, huge, challenge to overcome. We're pleased to have delivered a product that works great for customers all over the world .

So far, we've delivered 50,000 units. We've finally shipped everything to all our initial indiegogo backers. Even while we were still doing that, people were already asking us, "Where can I get more?" We had already sold out of our current batch.

They were also asking us, "What other technology aspects are you going to do next? At that point, we launched a kickstarter campaign that funded the new batch of Rocketbook Waves, as well as integrations with iCloud, Box, and Slack. This is where we're hoping to expand as we move forward with this Wefunder campaign.

What channels will you sell RocketBooks through in the future?

We'll acquire and distribute products most substantially on retail channels like Staples and QVC, as well as leveraging our website and our current community and e-mail list. Staples is interested and excited, and QVC buyers gave us the verbal thumbs up, but we still have to go through a litany of organizational things before it all launches. We'll be launching on Amazon as well.

Where do you manufacture?

Right now, everything's done in Massachusetts. You can imagine someday it will make sense to optimize for costs. As we scale up, we're going to focus more and more on cost-efficiencies and making sure that we can grow our margin.

What do your margins look like?

Our gross margin, when we sell at retail, directly to consumers, is 70%. When we sell at wholesale, to our retail partners, we'll have somewhere between a 40-50% margin.

What are your biggest risks?

We know we have to invest more in customer service. Our current demand kind of caught us by surprise, so now we know we need to invest in more customer service representatives and make sure they are able to help customers and answer all their questions. Right now, we have upwards of 50,000 customers, and as we build the brand, we want to build it on a strong community of happy customers. A lot of our funds will be put toward reducing that risk and making sure we're delighting customers as we move forward.

As we launch into retail, we'll also have to make sure that we have packaging and a value proposition that grabs people's attention in a retail environment. This is slightly different from the sales we've been doing so far, and we'll have to invest a lot of thought and energy around it to make our retail launch strong.

Do you have any IP?

We have 3 patents pending, as well as some trade secrets around the construction of the book. The system between the app and the book is nice and protectable. Software patents have come under fire in the past few years, and are no longer as strong as they used to be. Our patents, though, are based around a system between a physical item and an app, making us a very protectable system. The physical innovations of the book, making it the world's first microwavable, soy-based notebook, are patent-pending.

Who is on the team?

We have 8 people on the team. We have 4 developers out in Portugal that are our core tech team, and 4 people in the U.S. Jake Epstein and I are the co-founders. I have a software background and Jake has the hardware background, so it's a solid team for our product.

What other KPI's do you track?

We track daily, weekly and monthly active users and we obsess over retention and repurchasing metrics.

ASK A QUESTION

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INVESTMENT TERMS

Invest in Rocketbook with a Priced Round under these terms:

$3.63
price per share

INVESTOR PERKS

Invest $750+ Invitation to the "Ask the CEO" Google Hangout Session after the financing round closes.

Invest $1,000+ Get exclusive early access to a prototype of Rocketbook's next notebook model. 1 prototype and shipping included.

Invest $1,500+ Rocketbook Fun Pack, including a Rocketbook hoodie, 5 Rocketbooks, and other branded "swag."

USE OF FUNDS

0% Funded ($100,000)
Working Capital & Inventory; Customer Service Support Personnel and Systems

RISKS SPECIFIC TO ROCKETBOOK

1. To date, the majority of our sales have been conducted on reward-based crowdfunding sites. Looking ahead, we will move most of our business to eCommerce and retail sales channels to achieve continued growth. Past sales in crowdfunding channels do not necessarily predict sales on eCommerce and retail channels.

2. We rely on key vendors who we work closely with to manufacture, assemble, fulfill and ship our products. If a vendor fails to comply with our quality standards, or if our procedures detect quality problems, our product quality could suffer and damage our brand, reputation and future sales.

3. We have a small team of employees. Each employee has specialized skills that are critical to our business. In a competitive hiring market, employees are not easy to replace, and if any employee or founder were to leave the company, it could seriously impact our operations until we can hire a replacement.

4. If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements, our business may suffer.

5. We have three patents pending which will help ensure we can protect our inventions and prevent copy-cat competitors. If US and/or international patent offices do not grant us patents, our ability to differentiate may be at risk and our business may suffer.

6. We rely on our management team and other key employees, and the loss of one or more key employees could harm our business.

7. If we fail to offer high-quality customer support, our business and reputation may suffer.

8. The price per share may not reflect fair market value.

9. There is no public market for our stock, and a public market may never develop.

10. We are subject to competition by electronic writing device makers and paper notebook manufacturers.

11. We may not be able to continue to successfully grow our company.

12. We may have to defend against intellectual property infringement claims, which could be expensive, and if we are not successful, we may face substantial monetary liability and disruption to our business.

13. Our business could be affected by economic downturns.

14. This Form C may contain forward-looking statements that may not prove to be accurate.

15. If we fail to control quality, and if defective products were delivered to customers, we might need to issue a recall, which would cause irreparable damage to our business and/or financial distress

16. Our main product, the Rocketbook Wave, requires heat-sensitive erasable pens from another company, the Pilot Pen Corporation to fully function, which we sell with the product. There is one other manufacturer, Uni-ball by Newell Rubbermaid who makes substitute pens. If, for some reason, we could not acquire pens from either manufacturer in sufficient quantities, at a reasonable cost, our business could suffer.

17. In our first Crowdfunding campaign on IndieGogo, we struggled to finish the product, delivered it late, and then struggled to find a quality fulfillment a who could pack and ship the product in a fast and reliable way. Many of our customers ("backers") were delivered their Rocketbook Waves very late. Many backers did either not receive and automated message with a tracking number and/or did not receive their order when shipped. We have messaged to our backers on IndieGogo to get in touch if they did not get their order, and we are reshipping their order in those cases. So far, we have had to reship 422 orders and may have to reship more, which will be a cost to our business. When a backer does not get their order, it is a bad experience for them, and that bad experience can be damaging to our relationship with that customer and our reputation. Some IndieGogo backers publicly shared their dissatisfaction with Rocketbook on our IndieGogo comment threads and on social media such as Facebook and Twitter. If we do not improve the experience of receiving our product, our reputation and business will suffer.

18. After shipping over 40,000 Rocketbook Waves, we solicited feedback on how the product performs. While the vast majority of users report that the product performs well, in some rare circumstances, we have gotten reports that the product poorly for them. We are working to understand what could be the cause for poor performance in those cases. If for some reason poor performance proves to be more widespread, or if we fail to find a solution for poor performance, our reputation and business may sufffer

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Rocketbook is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min

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Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

Rocket Innovations, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 6/25/2014

Physical address of issuer:

1 Chipman Terrace
Melrose MA 02176

Website of issuer:

http://getrocketbook.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

27,549

Price:

$3.63

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $3.63; each investment equals one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☐ Yes
☑ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☐ Other

If other, describe how oversubscriptions will be allocated:

Maximum offering amount (if different from target offering amount):

Deadline to reach the target offering amount:

11/13/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 180 days from when filed with SEC.**

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$357,539.48	($83,023.13)
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$155,727.00	$31,410.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$207,961.00	$0.00
Cost of Goods Sold:	$106,969.10	$130.13
Taxes Paid:	$0.00	$0.00
Net Income:	($401,680.50)	($105,268.13)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Rocket Innovations, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Joseph Lemay	President	Rocket Book	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jacob Epstein	Treasurer	2015
Jacob Epstein	Secretary	2015
Joseph Lemay	President	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joe Lemay	2,600,000	55.44
Jake Epstein	1,640,984	34.99

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> To date, the majority of our sales have been conducted on reward-based crowdfunding sites. Looking ahead, we will move most of our business to eCommerce and retail sales channels to achieve continued growth. Past sales in crowdfunding channels do not necessarily predict sales on eCommerce and retail channels.
>
> We rely on key vendors who we work closely with to manufacture, assemble, fulfill and ship our products. If a vendor fails to comply with our quality standards, or if our procedures detect quality problems, our product quality could suffer and damage our brand, reputation and future sales.
>
> We have a small team of employees. Each employee has specialized skills that are critical to our business. In a competitive hiring market, employees are not easy to replace, and if any employee or founder were to leave the company, it could seriously impact our operations until we can hire a replacement.
>
> If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements, our business may suffer.
>
> We have three patents pending which will help ensure we can protect our inventions and prevent copy-cat competitors. If US and/or international patent offices do not grant us patents, our ability to differentiate may be at risk and our business may suffer.
>
> We rely on our management team and other key employees, and the loss of one or more key employees could harm our business.
>
> If we fail to offer high-quality customer support, our business and reputation may suffer.

The price per share may not reflect fair market value.

There is no public market for our stock, and a public market may never develop.

We are subject to competition by electronic writing device makers and paper notebook manufacturers.

We may not be able to continue to successfully grow our company.

We may have to defend against intellectual property infringement claims, which could be expensive, and if we are not successful, we may face substantial monetary liability and disruption to our business.

Our business could be affected by economic downturns.

This Form C may contain forward-looking statements that may not prove to be accurate.

If we fail to control quality, and if defective products were delivered to customers, we might need to issue a recall, which would cause irreparable damage to our business and/or financial distress

Our main product, the Rocketbook Wave, requires heat-sensitive erasable pens from another company, the Pilot Pen Corporation to fully function, which we sell with the product. There is one other manufacturer, Uni-ball by Newell Rubbermaid who makes substitute pens. If, for some reason, we could not acquire pens from either manufacturer in sufficient quantities, at a reasonable cost, our business could suffer.

In our first Crowdfunding campaign on IndieGogo, we struggled to finish the product, delivered it late, and then struggled to find a quality fulfillment a who could pack and ship the product in a fast and reliable way. Many of our customers ("backers") were delivered their Rocketbook Waves very late. Many backers did either not receive and automated message with a tracking number and/or did not receive their order when shipped. We have messaged to our backers on IndieGogo to get in touch if they did not get their order, and we are reshipping their order in those cases. So far, we have had to reship 422 orders and may have to reship more, which will be a cost to our business. When a backer does not get their order, it is a bad experience for them, and that bad experience can be damaging to our relationship with that customer and our reputation. Some IndieGogo backers publicly shared their dissatisfaction with Rocketbook on our IndieGogo comment threads and on social media such as Facebook and Twitter. If we do not improve the experience of receiving our product, our reputation and business will suffer.

After shipping over 40,000 Rocketbook Waves, we solicited feedback on how the product performs. While the vast majority of users report that the product performs well, in some rare circumstances, we have gotten reports that the product poorly for them. We are working to understand what could be the cause for poor performance in those cases. If for some reason poor performance proves to be more widespread, or if we fail to find a solution for poor performance, our reputation and business may sufffer

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Working Capital & Inventory; Customer Service Support Personnel and Systems

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☐ Yes:
☑ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Rocket Innovations, Inc. seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	10,000,000	4,605,357	Yes	No
Debt Securities	130,000	130,000	No	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no differences between the common stock being already issued and the common stock being offered, except for the proxy, Appendix B.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors in consultation with other existing note-holders and shareholders. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, estimates of our business potential, the present state of our development and other factors deemed relevant.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have an aggregate amount of $130,000 convertible note. The note's annual interest rate is 5%, and it converts to stock upon a qualified financing of $250,000 or over, at a discount of 20%, with a valuation cap of $3,000,000.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2016	4(2)	Techstars	$20,000	General operations
3/2016	4(2)	Convertible Note	$130,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Rocket Innovations, Inc. was founded in June 2014 based on the insight that to capture ideas with handwritten notes is most natural, and to share and access notes in the cloud is most useful.

Our mission is to create a line office and education products that are not just useful, but awesome. The Rocketbook brand conveys fun and futurism and is built upon products that are useful and innovative.

The Rocketbook Wave is our first product in the market, and is the first paper-and-pen notebook that is both intelligent and reusable. The concept is simple: 1) Take handwritten notes in your Rocketbook Wave, and use the app to scan your notes as fast as you can flip through your notebook. Your notes are organized for you inside the popular cloud service(s) you already use, so you don't need the hard copy anymore. You can erase and reuse your notebook several times by heating it in the microwave oven.

By March 2015 we had developed proof of concept prototypes of the physical Rocketbook Wave and a pre-release proof of concept app for Apple iPhone. We launched a reward-based crowdfunding campaign on the IndieGogo.com platform. Over the remainder of 2015 we pre-sold 34,000 Rocketbook Wave notebooks, raising over $1 million. We began shipping Rocketbook Wave notebooks in late 2015 and completed shipment of all 34,000 products in early 2016.

As an early stage company, we operated at a net loss of $107, 571 in 2014. In 2015 we had a net loss of $420,797 on $207,961 recognized revenue from products delivered. Products pre-sold in 2015 and delivered in 2016 resulted in recognized revenue for 2016.

In 2016 we have operated profitably as of April 31, 2016.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Substantially all of the Company's cash is held in a large, widely recognized bank which is insured by the FDIC and which management considers financially stable.

To date, nearly all of our sales have been through rewards-based crowdfunding, which provides favorable terms because customers pay us cash several months before we manufacture and ship the product to them. As we go to market next in retail channels, we will require substantially more working capital to finance inventory prior to sales, which are then we are typically paid 30-90 days after the sale.

In January 2016 we joined the Techstars Boston, which is a mentor-based accelerator program to help start-up achieve high growth and shareholder value. In exchange for 6% common stock, Techstars provides a number of benefits including $20,000 cash. Additionally, Rocket Innovations has raised $130,000 cash in exchange for two convertible notes payable (collectively, referred to as the "Notes"). The terms of the Notes are nearly identical, as described below. Interest accrues on the Notes at 5% per year. If the Company consummates an Equity Financing, defined as selling shares of Stock with an aggregate sales price of at least $250,000, the Notes shall automatically convert into the same Stock at a price per share equal to the lesser of: (i) 80% of the price of the issued Preferred Stock; or (ii) $3,000,000 divided by the number of shares and potential shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Equity Financing.

We expect these trends to continue in the current fiscal year and in the coming few fiscal years.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://investors.getrocketbook.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

888-546-0325

SF / Boston



Jake Epstein

3rd

Entrepreneur, Technologist, Product Guy

Greater Boston Area | Internet

Current Rocket Innovations, Tip Hero, Helo (acquired by Fortified Bike)

Previous G-cluster, Bozuko, Verivue (acquired by Akamai)

Education Purdue University

Send Jake InMail

500+ connections

https://www.linkedin.com/in/jakeepstein

Background

Summary

Experienced engineer, entrepreneur and product manager who has led product teams in the social, mobile, video and networking markets. Passionate around building products that span the complete technology stacks behind these markets – from bits and bytes to networks to devices to UI. Good products integrate aspects of mobile, social and backbone technologies. Great products push them to their limits.

Other interesting facts:

- Producer on slasher film “Acrylic Midnight” - http://www.imdb.com/title/tt2290107/
- Surfer - Otherwise very little sports aptitude
- Been to every continental state but two - Arkansas, North Dakota
- Designer of flying wakeboard – Abandoned due to safety concerns

Experience

Co-Founder
Rocket Innovations
January 2015 – Present (1 year 5 months)

Advisor - Mobile Strategy
Tip Hero
December 2015 – Present (6 months)

Cofounder / Advisor
Helo (acquired by Fortified Bike)
December 2015 – Present (6 months)

Helo makes intelligent, safe sporting helmets that you can talk to.

Co-Founder / Advisor
RNGR
October 2013 – Present (2 years 8 months) | Greater Boston Area



Joe Lemay

2nd

CEO of Rocket Innovations, Inc.

Greater Boston Area | Information Technology and Services

Current Rocket Innovations, Inc.

Previous salesforce.com, SAVO Group, Thanx Media, Inc

Education Massachusetts Institute of Technology - Sloan School of Management

Connect Send Joe InMail

500+ connections

https://www.linkedin.com/in/lemayjoe

Contact Info

Background

Summary

www.GetRocketbook.it

Experience

CEO and coFounder
Rocket Innovations, Inc.
June 2014 – Present (2 years) | Greater Boston Area

Strategic Account Executive
salesforce.com
June 2012 – June 2014 (2 years 1 month) | Greater Boston Area

Account Executive
SAVO Group
2011 – July 2012 (1 year)

Sales productivity SaaS Solutions.

1 recommendation



Inna Meerovich
Manager of Marketing Science at mcgarrybowen

Joe is one of the most pleasurable people I've had the chance to work with. He instilled a close teamwork and constant communication environment from the very start which led to successful results. I looked to Joe as a mentor by constantly learning... View